Exhibit 10.4

FORBEARANCE AGREEMENT (LEASE)

THIS FORBEARANCE AGREEMENT (LEASE) (this “Agreement”) is dated as of December 11, 2006 and is entered into by and between Buzzard Power Corporation, a Delaware corporation (the “Lessee”) and Scrubgrass Generating Company, L.P., a Delaware limited partnership (“Lessor”), with respect to the Amended and Restated Lease Agreement dated December 22, 1995 (as amended through the date hereof, the “Lease”) by and between Lessee and Lessor. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Lease.

RECITALS

WHEREAS, the parties hereto acknowledge that the current economic projections and Operating Budget for the Project indicate that Lessee will be unable to pay in full Basic Rent (Equity) coming due during one or more periods prior to July 1, 2007; and

WHEREAS, subject to the terms and conditions set forth herein, Lessor is willing to forbear for a period commencing on the Agreement Effective Date (as defined below), and ending on the Forbearance Termination Date (as defined below), in the exercise of remedies with respect to any Event of Default under the Lease arising solely out of the failure to pay Basic Rent (Equity) under the Lease due to a shortfall in Project Revenues available to make such payment of Basic Rent (Equity), while reserving to Lessor (and the Agent, the Banks and other financing parties under the Amended and Restated Reimbursement Agreement) all rights and remedies with respect to any other default under the Lease and the other Transaction Documents.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AGREEMENT

Subject to the terms of this Agreement, at the request of Lessee, Lessor hereby agrees to forbear from exercising its rights and remedies under the Lease with respect to any Event of Default under the Lease arising solely out of the failure to pay Basic Rent (Equity) under Section 13.01(a)(ii) of the Lease due to a shortfall in Project Revenues available to make such payment of Basic Rent (Equity) (any such default, a “Specified Default”). Such forbearance shall terminate on the “Forbearance Termination Date”, which shall be the earlier to occur of (i) July 1, 2007, or (ii) the occurrence of an Event of Default under the Lease, other than a Specified Default (such period of forbearance, the “Forbearance Period”). On and after the Forbearance Termination Date, Lessor (and, to the extent provided in the Transaction Documents, the Agent, the Banks and other financing parties) shall be entitled to exercise all rights and remedies with respect to the Specified Default as if such forbearance had never been granted, and during the Forbearance Period, all Basic Rent (Equity) that is not paid will continue to accrue, together with interest on any such overdue amounts at the Default Rate.

SECTION II. CONDITIONS TO EFFECTIVENESS

This Agreement shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Agreement Effective Date”):

A. Execution. Lessor shall have received a counterpart signature page of this Agreement duly executed by Lessee.

B. Necessary Consents. Lessor shall have obtained the consent of the Banks to the execution, delivery and performance by Lessor of this Agreement.

SECTION III. REPRESENTATIONS AND WARRANTIES

In order to induce Lessor to enter into this Agreement, Lessee represents and warrants to Lessor that the following statements are true and correct in all material respects:

A. Corporate Power and Authority. Lessee has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated by, and perform its obligations, hereunder.

B. Authorization of Agreements. The execution and delivery of this Agreement and the performance of this Agreement have been duly authorized by all necessary action on the part of Lessee.

C. No Conflict. The execution and delivery by Lessee of this Agreement and the performance by Lessee of this Agreement do not and will not (i) violate or require a consent, approval or filing under (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Lessee or (B) any applicable order of any court or any rule, regulation or order of any governmental authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any agreement of Lessee, (iii) except as permitted under the Transaction Documents, result in or require the creation or imposition of any lien upon any of the properties or assets of Lessee (other than any Liens created under any of the Transaction Documents), or (iv) be subject to any subsequent approval of stockholders or partners or any approval or consent of any Person under any agreement of Lessee.

D. Binding Obligation. This Agreement has been duly executed and delivered by Lessee and constitutes a legal, valid and binding obligation of Lessee, enforceable against such Lessee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

E. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default or a Default other than the Specified Default.

SECTION IV. MISCELLANEOUS

A. Effect on the Transaction Documents. Except for the forbearance by the Lessor pursuant to the terms of this Agreement, the Lease and all other Transaction Documents shall remain in full force and effect, and the execution, delivery and performance of this Agreement shall not constitute an amendment, modification or waiver of any provision of, or operate as an amendment, modification or waiver of any right, power or remedy of Lessor (or, as assignee, Agent or any Bank) under, the Transaction Documents.

B. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

D. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

LESSEE:	BUZZARD POWER CORPORATION

	By:	/s/ Thomas J. Bonner
	Name:	Thomas J. Bonner
	Title:	President

LESSOR:	SCRUBGRASS GENERATING COMPANY L.P.

	By:	/s/ Jimmy Chow
	Name:	Jimmy Chow
	Title:	Controller